UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive

Suite 200

Chicago, Illinois 60606

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Program for Directors

On November 16, 2009, the Company’s Board of Directors (the “Board”) approved a revised director compensation program effective November 16, 2009. Under the revised director compensation program, each non-executive director will be paid an annual cash retainer of $50,000. The Non-Executive chairperson of the Board will receive an annual cash retainer of $35,000, and the chairperson of the Audit Committee will receive an annual cash retainer of $15,000. The chairperson of each of the other committees will receive an annual cash retainer of $7,500. In addition, each non-executive director (other than G. Edward Evans) was granted 8,347 shares of restricted stock. Mr. Evans, who joined the Board on October 30, 2009, was granted 4,174 shares of restricted stock. Half of the restricted stock will vest on the first anniversary of the grant, and the remaining restricted stock will vest on a monthly basis over the subsequent 12 months. Furthermore, the Company will indemnify each director and reimburse each director for business expenses pursuant to the policies described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

/S/ ROBERT M. JUNKROSKI
Date: November 18, 2009	Name:	Robert M. Junkroski
	Title:	Chief Financial Office